Exhibit 99.1

GETTY IMAGES REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2004

Revenue growth continues to accelerate as industry leader reports significant increases in

Operating Margin and Earnings per Share

SEATTLE, October 20, 2004 – Getty Images, Inc. (NYSE:GYI), the world’s leading imagery company, today reported results for the third quarter ended September 30, 2004.

•	Revenue grew 17.4 percent over the third quarter of 2003

•	Operating income grew 53.6 percent over the prior year to $41.7 million, or a margin of 27.2 percent of revenue

•	Reported earnings per diluted share increased to $0.44 from $0.16

•	Earnings per diluted share increased 57 percent to $0.44 compared to $0.28, exclusive of debt extinguishment costs of $0.12 after tax in the third quarter of 2003

“We achieved very strong results in the third quarter, with significant year-over-year growth in revenue, operating income and earnings,” said Jonathan Klein, Getty Images’ co-founder and CEO. “We have made excellent progress on all of our 2004 initiatives, and we have continued to see an acceleration in revenue growth while exceeding our operating margin goals for every quarter this year. The platform continues to gain traction as we broaden and deepen our content offerings on gettyimages.com, the de facto home page for the creative and publishing professional.”

Revenue grew 17.4 percent to $153.5 million compared to $130.8 million in the third quarter of 2003. Excluding the effects of changes in currency exchange rates, revenue grew 12.4 percent. Operating income for the third quarter of 2004 grew 53.6 percent to $41.7 million, or 27.2 percent of revenue, compared to $27.2 million, or 20.8 percent of revenue, in the same quarter last year.

Net income for the third quarter was $26.7 million, or $0.44 per diluted share, compared to $9.4 million, or $0.16 per diluted share, for the same quarter in 2003. Results for the third quarter of 2003 included pretax debt extinguishment costs of $11.8 million, or $0.12 per diluted share on an after-tax basis, related to the redemption of $250 million of 5 percent convertible notes. Excluding the debt extinguishment costs, net income for the third quarter of 2003 was $16.7 million, or $0.28 per diluted share.

Gross margin for the quarter was 72.4 percent compared to 71.7 percent in the third quarter of 2003. Selling, general and administrative expenses (SG&A) totaled $54.7 million, an increase of $3.1 million over the third quarter last year. On a currency-neutral basis, SG&A increased by less than $1 million, or 1.8 percent year-over-year. As a percentage of revenue, SG&A declined to 35.6 percent from 39.4 percent in the third quarter of 2003.

Cash and short-term investment balances were $446.7 million at September 30, 2004, up from $422.1 million at June 30, 2004. Growth in the cash balance was partially offset by $22 million of cash used for business acquisitions during the third quarter.

For the first nine months of 2004, net cash provided by operating activities was $138.8 million, compared to $103.2 million in the first nine months of 2003. The acquisition of property and equipment was $25.7 million for the first nine months of 2004, compared to $22.5 million for the same period of 2003.

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Getty Images, Inc.

Third Quarter 2004 Financial Results

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of October 20, 2004. For the year 2004, the company expects to report results at the upper end of previous guidance, with revenue of approximately $615 million and earnings per diluted share of approximately $1.70. This guidance does not include the impact of EITF 04-8, the recently approved accounting pronouncement related to contingent convertible debt. The company is currently exploring its options in light of this new pronouncement. Pursuant to EITF 04-8, the calculation of diluted earnings per share under the if-converted method and based on the current terms of the contingently convertible debt will require inclusion of approximately 4.3 million additional shares, assuming a share price below the conversion price of $61.08, and the add-back to annual net income of approximately $819,000 in after-tax interest expense.

Web cast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.289.0496 (North America) or 913.981.5519 (international), confirmation number 859424. There will be a live web cast of the conference call, which can be accessed on www.gettyimages.com by clicking “About Us” and then the “Investors” link. The company will also provide a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 859424, until Friday, October 22 at 9:00 pm PT. The web cast will be archived on the Getty Images Web site and will be available until October 20, 2005.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended June 30, 2004 and Annual Report on Form 10-K for the year ended December 31, 2003. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

About Getty Images

Getty Images is the world’s leading imagery company, creating and providing the largest and most relevant collection of still and moving images to communication professionals around the globe. From news and sports photography to contemporary and archival imagery, Getty Images’ products are found each day in newspapers, magazines, advertising, films, television, books and Web sites. Gettyimages.com, is the first place customers turn to search, purchase and download powerful imagery. Seattle-headquartered Getty Images is a global company with customers in more than 100 countries.

Getty Images, Inc.

Third Quarter 2004 Financial Results

Contacts:
Investors:	Media:
Jim Epes	Deb Trevino
Vice President, Investor Relations	Senior Vice President, Communications
206.925.6930	206.925.6474
jim.epes@gettyimages.com	deb.trevino@gettyimages.com

Getty Images, Inc.

Third Quarter 2004 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2004	2003	2004	2003
(In thousands, except per share amounts)
Revenue	$153,488	$130,775	$460,327	$388,814
Cost of sales	42,344	37,062	127,939	110,700

Gross profit	111,144	93,713	332,388	278,114

Selling, general and administrative expenses	54,661	51,547	163,790	156,703
Depreciation	13,587	13,826	40,731	43,563
Amortization	1,175	1,123	3,360	2,998
Other operating expenses (income)	8	59	9	(16)

Operating expenses	69,431	66,555	207,890	203,248

Income from operations	41,713	27,158	124,498	74,866
Interest expense	(907)	(1,204)	(2,887)	(8,856)
Interest income	2,671	1,501	6,465	2,922
Exchange gains (losses), net	137	(56)	(615)	1,668
Debt extinguishment costs	—	(11,777)	—	(11,777)
Other income (expenses), net	10	(42)	—	(40)

Income before income taxes	43,624	15,580	127,461	58,783
Income tax expense	(16,892)	(6,138)	(49,491)	(22,945)

Net income	$26,732	$9,442	$77,970	$35,838

Earnings per share
Basic	$0.45	$0.17	$1.33	$0.65
Diluted	0.44	0.16	1.28	0.62

Shares used in computing earnings per share
Basic	59,406	56,037	58,557	54,974
Diluted	61,224	59,456	60,681	58,259

Getty Images, Inc.

Third Quarter 2004 Financial Results

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	SEPTEMBER 30, 2004	DECEMBER 31, 2003
(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$145,879	$140,058
Short-term investments	300,861	167,525
Accounts receivable, net	90,280	75,781
Prepaid expenses	9,650	9,693
Deferred income taxes, net	13,206	13,206
Other current assets	3,463	1,246

Total current assets	563,339	407,509
Property and equipment, net	111,331	123,268
Goodwill	622,377	603,024
Identifiable intangible assets, net	14,512	16,615
Deferred income taxes, net	41,849	62,567
Other long-term assets	10,308	11,101

Total assets	$1,363,716	$1,224,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$63,414	$64,454
Accrued expenses	40,134	42,459
Income taxes payable	2,960	8,170

Total current liabilities	106,508	115,083
Long-term debt	265,000	265,011
Other long-term liabilities	9,959	8,184

Total liabilities	381,467	388,278

Stockholders’ equity
Common stock	598	573
Additional paid-in capital	1,167,527	1,098,249
Unearned compensation	(84)	(448)
Accumulated deficit	(197,283)	(275,253)
Accumulated other comprehensive income	11,491	12,685

Total stockholders’ equity	982,249	835,806

Total liabilities and stockholders’ equity	$1,363,716	$1,224,084

Getty Images, Inc.

Third Quarter 2004 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

NINE MONTHS ENDED SEPTEMBER 30,	2004	2003
(In thousands)
Cash flows from operating activities
Net income	$77,970	$35,838
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income taxes	40,806	17,739
Depreciation	40,731	43,563
Amortization of identifiable intangible assets	3,360	2,998
Bad debt expense	2,721	3,120
Amortization of debt issuance costs	1,431	1,163
Debt extinguishment costs	—	11,777
Other changes in long-term assets and liabilities	2,477	671
Changes in current assets and liabilities, net of effects of business acquisitions
Accounts receivable	(9,009)	(2,672)
Accounts payable	(6,015)	(2,100)
Accrued expenses	(10,816)	(9,073)
Income taxes payable	(3,931)	(2,948)
Changes in other current assets and liabilities	(927)	3,101

Net cash provided by operating activities	138,798	103,177

Cash flows from investing activities
Acquisition of available-for-sale investments	(225,579)	(62,543)
Proceeds from sale of available-for-sale investments	90,535	—
Acquisition of property and equipment	(25,693)	(22,503)
Acquisition of businesses, net of cash acquired	(22,952)	(3,486)
Proceeds from the maturity of held-to-maturity investments	—	14,238
Other investing activities	—	258

Net cash used in investing activities	(183,689)	(74,036)

Cash flows from financing activities
Proceeds from the issuance of common stock	50,967	48,067
Debt issuance costs paid	(191)	(7,288)
Proceeds from the issuance of long-term debt	—	265,000
Repayment of debt	—	(250,000)

Payment of debt premium	—	(7,142)

Net cash provided by financing activities	50,776	48,637

Effects of exchange rate differences	(64)	2,305

Net increase in cash and cash equivalents	5,821	80,083
Cash and cash equivalents, beginning of period	140,058	76,105

Cash and cash equivalents, end of period	$145,879	$156,188